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                                              Exhibit 23.2
                                              Chicago Mercantile Exchange Inc.
                                              Registration Statement on Form S-4

To the Board of Directors and Members
of the Chicago Mercantile Exchange:


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of the registration statement on Form S-4, Amendment No. 3 to Registration Statement No. 333-95561.



                                                        /s/ Arthur Andersen LLP
                                                        ARTHUR ANDERSEN LLP
Chicago, Illinois
April 6, 2000